UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2026
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, in 2024, putative federal class action lawsuits alleging violations of the antitrust laws were filed against Otter Tail Corporation and two subsidiaries (together, the “Company”), along with more than twenty other PVC pipe manufacturers. The actions were later consolidated as In re: PVC Pipe Antitrust Litigation (Case No. 1:24-cv-07639) in the United States District Court for the Northern District of Illinois (the “PVC Pipe Antitrust Litigation”). The claims are directed at numerous participants across the industry, including more than two dozen other manufacturers of PVC pipe and conduit, and are premised on alleged coordinated conduct within the industry. The Court has allowed three putative classes: a Direct Purchaser Class (“DPPs”), a Non-Converter Seller Purchaser Class (“NCSPs”), and an End-User Class (“EUPs”), and together with the DPPs and the NCSPs, the “Putative Classes.”

On May 28, 2026, the Company entered into settlement agreements with two of the three Putative Classes, the DPPs and NCSPs, individually and on behalf of the putative DPP and NCSP class members (the “Settlement Agreements”). The claims of the EUPs remain pending.

Subject to the satisfaction of certain conditions, including preliminary and final approval by the Court, the Company’s subsidiaries, Northern Pipe Products, Inc. and Vinyltech Corporation, have agreed to pay 1) an aggregate of $39.5 million into a settlement fund to resolve all claims asserted, or that could have been asserted, by the DPPs against the Company and 2) an aggregate of $34.0 million into a settlement fund to resolve all claims asserted, or that could have been asserted, by the NCSPs against the Company, in each case relating to the alleged conduct at issue in the PVC Pipe Antitrust Litigation. If the Settlement Agreements are preliminarily approved by the Court, the settlement payments will be made on or about 21 days thereafter. The settlement amounts are inclusive of the recovery amounts for class members, any attorneys’ fees awarded to counsel for the DPPs and NCSPs, and the costs of administering the settlements. The DPPs and NCSPs have agreed to file motions seeking preliminary approval of the Settlement Agreements as soon as practicable.

The execution of the Settlement Agreements does not constitute an admission by the Company of any wrongdoing, fault, or liability, and the Company does not admit any wrongdoing, fault, or liability.

The Company determined that resolving the DPP and NCSP claims now is in its best interests. Although the Company was prepared to continue defending its position, and will continue to do so with respect to the EUP claims, the Settlement Agreements meaningfully reduce the uncertainty, distraction, and significant costs and exposure associated with protracted and complex class action antitrust litigation and further enable the Company to maintain its focus on executing its business strategy.

The Company anticipates utilizing available cash to fund these settlement payments. These settlements are not expected to have a material adverse effect on the Company’s financial position or liquidity.

The ultimate outcome of the PVC Pipe Antitrust Litigation remains uncertain, with no guarantee that current or revised Settlement Agreements will receive Court approval. If the settlements are not finalized, the Company intends to continue defending itself in the pending class actions and maintains that it has strong factual and legal defenses. Furthermore, the Company provides no assurance that it will pursue or conclude settlements with the EUPs Putative Class or other ongoing antitrust investigations.

Forward-looking Statements
Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “condition,” “expect,” “if,” “intend,” “may,” “will,” and similar expressions. Forward-looking statements in this Current Report relate to the Settlement Agreements, the lawsuits addressed in the Settlement Agreements, and any approval or appeals process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual plans or results to differ from our assumptions or expectations. Our risks are more fully described in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: May 29, 2026	By:	/s/ Jennifer O. Smestad
Jennifer O. Smestad
Senior Vice President, General Counsel and Corporate Secretary